                                                                    Exhibit 4(b)

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                 MEDAREX, INC.

TO:               The Secretary of State
                  State of New Jersey

                  Pursuant to the provisions of Section 14A:9-5, Corporations, General, of the New Jersey Statutes, the undersigned corporation hereby executes the following Restated Certificate of Incorporation:

                  FIRST:     The name of the corporation is Medarex, Inc.

                  SECOND: The purpose or purposes for which the corporation is organized are:

                  To engage in any activity within the lawful business purposes for which corporations may be organized under the New Jersey Business Corporation Act.

                  THIRD:     The aggregate number of shares which the
Corporation shall have the authority to issue is 22,000,000 shares, of which 20,000,000 shall be Common Stock, par value $.01 per share (the "Common Stock"), and 2,000,000 shares shall be Preferred Stock, par value $1.00 per share (the "Preferred Stock").

                  The Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock or series thereof; and the Board of Directors is hereby expressly vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations or restrictions for each series, including, but not by way of limitation, the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting power, if any, of shares of Preferred Stock or any series thereof.

                  FOURTH: The address of the corporation's current registered office is 28 West State Street, Trenton, New Jersey 08608, and the name of its current registered agent at such address is The Corporation Trust Company.

                  FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three (3) nor more than ten (10) Directors. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. The exact number of directors in each class shall be determined from time to time by resolution adopted by the Board of Directors. At the 1991 Annual Meeting of shareholders, Class I Directors shall be elected for a one-year term, Class II Directors shall be elected for a two-year term and Class III Directors for a three-year term. At each succeeding annual meeting of Shareholders beginning in 1992, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director elected to fill a newly-created directorship resulting from an increase in the number of Directors shall hold office only until the next annual meeting of Shareholders and until his successor is elected and qualified. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                  Any vacancy on the Board of Directors, whether resulting from an increase in the number of Directors or otherwise, may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall hold office from the unexpired term for which his predecessor was elected.

                  SIXTH: The number of directors constituting the current Board of Directors is five (5). The names and addresses of the Directors are as follows:

Names                     Address
-----                     -------
Donald L. Drakeman        20 Nassau Street
                          Princeton, New Jersey 08540

Charles R. Schaller       20 Nassau Street
                          Princeton, New Jersey 08540

Michael W. Fanger         2 Maynard Street
                          Hanover, New Hampshire 03756

Sean Gorman               Star Route
                          East Hartford, Vermont 05084

Michael A. Appelbaum      20 Nassau Street
                          Princeton, New Jersey 08542

                  SEVENTH: The Corporation shall be governed by the provisions of the New Jersey Shareholders Protection Act, Section 14A:10A, Corporations, General, of the New Jersey Statutes, as the same shall be amended from time to time (the "Act"). Notwithstanding any other provision of this Restated Certificate of Incorporation or the By-laws of the Corporation (and in addition to any other vote that may be required by law, this Restated Certificate of Incorporation or the By-laws), this Article SEVENTH may be amended only by the affirmative vote, in person or by proxy, of the holders of sixty-six and two-thirds percent (66 2/3%) in interest of the issued and outstanding voting stock of the Corporation (considered for this purpose as one class) including the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock of the Corporation held by persons other than "Interested Stockholders" as such term is defined in Section 14A:10A-3 of the Act; provided, however, that such provision may be amended, altered, repealed or adopted, by either (a) the affirmative vote of sixty-six and two-thirds (66 2/3%) of the Corporation's issued and outstanding voting stock or (b) the approval of a majority of the Disinterested Directors and the holders of a majority in interest of the issued and outstanding voting stock of the Corporation. For purposes of this Article SEVENTH, "Disinterested Director" means any member of the Board of Directors of the Corporation who si unaffiliated with, and not a nominee of, an Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, an Interested Stockholder and who is recommended to succeed a Disinterested Director then on the Board of Directors.

                  EIGHTH: The personal liability for monetary damages of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of the New Jersey Business Corporation Act, as the same may be amended and supplemented from time to time.

                  The Corporation shall indemnify any and all of its directors, officers, employees, Members of the Scientific Advisory Board or agents or former directors, officers, employees, Members of the Scientific Advisory Board or agents or any person who may have served at its request as a director, officer, employee, Member of the Scientific Advisory Board or agent of another corporation in which it owns shares of capital stock or of which it is a creditor, to the fullest extent permitted under the indemnification provisions of the New Jersey Business Corporation Act. Except as otherwise prohibited by applicable law, such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, resolution of shareholders or directors, or contract. Any repeal or modification of this Article EIGHTH by the shareholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee, Member of the Scientific Advisory Board or agent of the Corporation existing at the time of such repeal or modification with respect to acts or omissions (alleged and actual) occurring prior to such repeal or modification.

                  NINTH:     The effective date of this Certificate shall be
upon filing. Dated this 6th day of May, 1991.

                                             MEDAREX, INC                     .


                                             By:   /s/  Donald L. Drakeman
                                                --------------------------
                                                   Donald L. Drakeman
                                                   President

                   CERTIFICATE REQUIRED TO BE FILED WITH THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                 MEDAREX, INC.

                  Pursuant to the provisions of Section 14A:9-5(5), Corporations, General of the New Jersey Statutes, the undersigned corporation hereby executes the following certificate:

                  FIRST:   The name of the corporation is Medarex, Inc.

                  SECOND: The Restated Certificate of Incorporation was adopted by the shareholders of the Corporation on the 30th day of April, 1991.

                  THIRD:   At the time of the adoption of the Restated
Certificate of Incorporation, the total number of shares entitled to vote thereon, and the number of outstanding shares of each class or series entitled to vote thereon as a class and the vote of such shares, was:

--------------------------------------------------------------------------------
                       Total Number of                Number of Shares Voted
Class or Series        Shares Entitled to Vote        For             Against
---------------        -----------------------        ---             -------
--------------------------------------------------------------------------------
Common                       2,506,000               2,462,000          0
--------------------------------------------------------------------------------
Preferred                        0                       0              0
--------------------------------------------------------------------------------

                  FOURTH: The effective date of this amendment shall be upon filing. This Certificate is dated as of the 6th day of May, 1991.

                                              MEDAREX, INC.


                                              By: /s/ Donald L. Drakeman
                                                 -------------------------------
                                                  Donald L. Drakeman
                                                  President

                        CERTIFICATE OF AMENDMENT TO THE
                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                 MEDAREX, INC.


TO:               The Secretary of State
                  State of New Jersey


                  Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation (the "Corporation") hereby executes the following Certificate of Amendment to its Restated Certificate of Incorporation:

                  FIRST:   The name of the Corporation is Medarex, Inc.

                  SECOND: The following amendment to the Restated Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the Corporation on the 18th day of May, 1995.

                  RESOLVED, that Article Third of the Restated Certificate of Incorporation be amended to read in its entirety as follows:

                  "THIRD: The aggregate number of shares which the Corporation shall have the authority to issue is 42,000,000 shares, of which 40,000,000 shall be Common Stock, par value $.01 per share (the "Common Stock"), and 2,000,000 shares shall be Preferred Stock, par value $1.00 per share (the "Preferred Stock").

                       The Preferred Stock may be issued from time to time in
                  one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock or series thereof; and the Board of Directors is hereby expressly vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations or restrictions for each series, including, but not by way of limitation, the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting power, if any, of shares of Preferred Stock or any series thereof."

                  THIRD: The number of shares of common stock outstanding at the time of the adoption of the amendment was 8,713,738. The total number of shares of common stock entitled to vote thereon was 8,713,738. If the shares of any class or series are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series.

--------------------------------------------------------------------------------
                       Total Number of             Number of Shares Voted
Class or Series      Shares Entitled to vote     For       Against    Abstain
---------------      -----------------------     ---       -------    -------
--------------------------------------------------------------------------------
Common               8,713,738                5,722,159    177,849     42,167
--------------------------------------------------------------------------------
Preferred                0                        0           0           0
--------------------------------------------------------------------------------

                  FOURTH: the effective date of this amendment shall be upon filing. This Certificate is dated as of the 18/th/ day of May, 1995.


                                             MEDAREX, INC.


                                             By:   /s/ Donald L. Drakeman
                                                --------------------------------
                                                   Donald L. Drakeman
                                                   President

                        CERTIFICATE OF AMENDMENT TO THE
                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                 MEDAREX, INC.

TO: The Secretary of State
    State of New Jersey

                  Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation (the "Corporation") hereby executes the following Certificate of Amendment to its Restated Certificate of Incorporation:

                  FIRST:   The name of the Corporation is Medarex, Inc.

                  SECOND: The following amendment to the Restated Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the Corporation on the 18th day of May, 2000.

                      RESOLVED, that Article Third of the Restated Certificate of Incorporation be amended to read in its entirety as follows:

                      "THIRD: The aggregate number of shares which the Corporation shall have the authority to issue is 102,000,000 shares, of which 100,000,000 shall be Common Stock, par value $.01 per share (the "Common Stock"), and 2,000,000 shares shall be Preferred Stock, par value $1.00 per share (the"Preferred Stock").

                      Shares of Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock or series thereof; and the Board of Directors is hereby expressly vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations or restrictions for each series, including, but not by way of limitation, the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting power, if any, of shares of Preferred Stock or any series thereof."

                  THIRD: The number of shares of common stock outstanding at the time of the adoption of the amendment was 35,155,185. The total number of shares of common stock entitled to vote thereon was 35,151,835. If the shares of any class or series are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series.

Class or Series      Total Number of          Number of Shares Voted
---------------    Shares Entitled to Vote    For          Against       Abstain
                   -----------------------    ---          -------       -------

Common                 35,151,835            22,874,061    2,772,254      18,069

Preferred                 0                       0          0             0

                  FOURTH: The effective date of this amendment shall be upon filing. This Certificate is dated as of the 22/nd/ day of May, 2000.

                                                 MEDAREX, INC.



                                            By:  /s/ W. Bradford Middlekauff
                                               ---------------------------------
                                                 W. Bradford Middlekauff
                                                 Vice President,
                                                 Counsel and Secretary